UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2024

ONEMEDNET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40386	86-2076743
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6385 Old Shady Oak Road, Suite 250

Eden Prairie, MN 55344

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 800-918-7189

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ONMD	The Nasdaq Stock Market LLC
Redeemable Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	ONMDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Standby Equity Purchase Agreement

On June 17, 2024, OneMedNet Corporation, a Delaware corporation (“the Company”) entered into a standby equity purchase agreement (the “SEPA”) with YA II PN, LTD, a Cayman Islands exempt limited partnership managed by Yorkville Advisors Global, LP (“Yorkville”). Pursuant to the SEPA, subject to certain conditions, the Company has the option to sell to Yorkville an aggregate amount of up to up to $25 million of the Company’s shares of Common Stock, par value $0.0001 per share (the “Common Stock”), at the Company’s request from time to time following both the repayment of the Promissory Note described below and the effectiveness of a resale registration statement covering the shares of issued under the SEPA. The SEPA terminates on its 24-month anniversary.

Each advance may not exceed the greater of 500,000 shares and 100% of the average daily volume traded of the Common Stock during the five trading days immediately prior to requested advance. The shares would be purchased at a price equal to 97% of the Market Price as defined in the SEPA. The Company may establish a minimum acceptable price in each advance below which the Company will not be obligated to make any sales to Yorkville.

Any purchase under an advance would be subject to certain limitations, including that Yorkville will not purchase or acquire any shares that would result in it and its affiliates beneficially owning more than 4.99% of the then outstanding voting power or number of shares of Common Stock or any shares that when aggregated with shares issued under all other earlier Advances, would exceed 4,767,616 shares of Common Stock (representing 19.99% of the aggregate number of then outstanding shares of Common Stock) (the “Exchange Cap”) unless shareholders approved issuances in excess of the Exchange Cap.

In connection with the execution of the SEPA, the Company paid a $25,000 structuring fee to Yorkville. The Company agreed to pay a commitment fee of $500,000 to Yorkville, which will be paid in shares in two tranches.

Additionally, Yorkville agreed to advance to the Company, in exchange for a convertible promissory note (the “Promissory Note”), a principal amount of $1.5 million, which was funded on June 18, 2024. The Promissory Note is due on June 18, 2025, and interest shall accrue at an annual rate equal to 0%, subject to an increase to 18% upon an event of default as described in the Promissory Note. The Promissory Note will be convertible by Yorkville into shares of Common Stock at an aggregate purchase price based on a price per share equal to the lower of (a) $1.3408 per share (the “Fixed Price”) (subject to downward reset upon the filing of the resale registration statement described below) or (b) 90% of the lowest daily VWAP of the Common Stock on Nasdaq during the seven trading days immediately prior to each conversion (the “Variable Price”), but which Variable Price may not be lower than the Floor Price then in effect. The “Floor Price” is $0.28 per share, subject to the Company’s option to reduce the Floor Price to any amounts set forth in a written notice to Yorkville. While the Promissory Note is outstanding, Yorkville may initiate an investor advance under the SEPA at the Promissory Note conversion price, the proceeds of which would be used to repay the Promissory Note.

The Promissory Note may be accelerated by Yorkville upon specified events of default, and may become amortizable for cash if (i) the daily VWAP is less than the Floor Price for five trading days during a period of seven consecutive trading days, (ii) the Company has issued in excess of 95% of the shares of Common Stock available under the Exchange Cap or (iii) the Company is in material breach of its obligations under the Registration Rights Agreement (as defined below) or Yorkville becomes limited in its ability to freely resell shares subject to an advance as further described in the Promissory Note, subject to de-amortization after certain cures.

The foregoing description of each of the SEPA and the Promissory Note is not complete and is qualified in its entirety by reference to the SEPA and the Promissory Note, respectively, each of which is filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference.

In connection with the SEPA, the Company entered into a Registration Rights Agreement with Yorkville pursuant to which the Company agreed to file a resale registration statement by August 30, 2024, and to use commercially reasonable efforts to have the resale registration statement declared effective within 30 days of such filing and to maintain its effectiveness. The Company may not request any advances unless there is an effective resale registration statement covering the applicable shares.

The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 10.3 to this Current Report and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

Termination Agreement

As previously disclosed, on March 28, 2024, the Company entered into a definitive securities purchase agreement (as amended on June 4, 2024, the “Securities Purchase Agreement”) with Helena Global Investment Opportunities 1 Ltd. (the “Investor”), an affiliate of Helena Partners Inc., a Cayman-Islands based advisor and investor, providing for up to USD$4.54 million in funding through a private placement for the issuance of senior secured convertible notes.

On June 14, 2024, the Company and the Investor entered into a termination agreement (the “Termination Agreement”) to terminate the Securities Purchase Agreement and related documents (the “Transaction Documents”). As a result of the Termination Agreement, each of the Transaction Documents is null and void and is of no further force or effect, including, without limitation, those provisions of the Transaction Documents that by their terms would otherwise survive the termination of the applicable Transaction Document. Except as set forth in the Termination Agreement, there is no liability or obligation under the Transaction Documents on the part of the Investor or the Company.

Pursuant to the Termination Agreement, the Company is issuing to the Investor a warrant to purchase 50,000 shares of Common Stock at an exercise price of $1.20 per share. Also pursuant to the Termination Agreement, the Company will reimburse the Investor for reasonable and documented out-of-pocket legal fees and expenses incurred in connection with the Transaction Documents.

The foregoing description of the Termination Agreement is not complete and is qualified in its entirety by reference to the Termination Agreement, which is filed as Exhibit 10.4 to this Current Report and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report is incorporated by reference in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Standby Equity Purchase Agreement, dated as of June 17, 2024, by and between OneMedNet Corporation and YA II PN, LTD.
10.2	Promissory Note, dated as of June 18, 2024, issued by OneMedNet Corporation to YA II PN, LTD.
10.3	Registration Rights Agreement, dated as of June 17, 2024, by and between OneMedNet Corporation to YA II PN, LTD.
10.4	Termination Agreement, dated as of June 14, 2024, between OneMedNet Corporation and Helena Global Investment Opportunities 1 Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2024

ONEMEDNET CORPORATION

By:	/s/ Aaron Green
Aaron Green
Chief Executive Officer